As filed with the Securities and Exchange Commission on May 5, 2006 Registration No. 333-__

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED

Genentech, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	94-2347624 (I.R.S. Employer Identification No.)

1 DNA Way South San Francisco, California (Address of principal executive offices)	94080-4990 (Zip Code)

Genentech, Inc. 1991 Employee Stock Plan, as amended effective 4/20/06
(Full title of the plan)

Stephen G. Juelsgaard, Esq.
Executive Vice President, General Counsel and Secretary
Genentech, Inc.
1 DNA Way
South San Francisco, California 94080-4990
(Name and address of agent for service)

(650) 225-1000
(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common stock, par value $.02 per share	6,000,000 shares(1) (1991 Employee Stock Plan)	$76.99	$461,940,000	$49,427.58

(1) This Registration Statement shall also cover any additional shares of the registrant’s common stock that become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the registrant’s receipt of consideration that results in an increase in the number of the registrant’s outstanding shares of common stock.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended, on the basis of $76.99 per share, the average of the high and low prices per share of the Registrant’s common stock on May 3, 2006, as reported on the New York Stock Exchange.

PART II: INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3: Incorporation of Documents by Reference

In this Registration Statement, “Genentech,” “we,” “us” and “our” refer to Genentech, Inc. We hereby incorporate by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the “SEC”):

(a) Our annual report on Form 10-K for the year ended December 31, 2005, filed on February 17, 2006;

(b) Our quarterly report on Form 10-Q for the quarter ended March 31, 2006, filed on May 2, 2006;

  Our Current Reports on Form 8-K, as filed with the SEC on January 10, 2006 (as to Exhibit 99.2 only), January 13, 2006 (as to Exhibit 99.2 only), April 11, 2006 (as to Exhibit 99.2 only) and April 25, 2006; and

(c) The description under the heading “Description of Capital Stock” relating to our common stock in the prospectus included in our Amendment No. 2 to the Registration Statement on Form S-3 (Registration No. 333-88651) filed with the SEC on October 20, 1999, and the description under the heading “Description of Capital Stock” relating to the common stock in the final prospectus filed with the SEC on October 21, 1999 pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”), including any amendment or report filed for the purpose of updating that description.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.

We will provide, if requested, without charge to each person to whom a prospectus is delivered, including any beneficial owner, a copy of any or all of the information that has been incorporated by reference in this Registration Statement. If you would like to obtain this information from us, please direct your request to the Investor Relations Department, either in writing or by telephone, to Genentech, Inc., 1 DNA Way, South San Francisco, California 94080, Attention Investor Relations (650) 225-4150.

Item 4: Description of Securities

Not applicable.

Item 5: Interests of Named Experts and Counsel

Stephen G. Juelsgaard, Executive Vice President, General Counsel and Secretary of Genentech, is an executive officer of Genentech and a participant in our 1991 Employee Stock Plan.

Item 6: Indemnification of Directors and Officers

Our certificate of incorporation limits, to the fullest extent permitted by Delaware corporate law, the personal liability of directors for monetary damages for breach of their fiduciary duties.

Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) provides, in summary, that directors and officers of Delaware corporations are entitled, under certain circumstances, to be indemnified against all expenses and liabilities (including attorneys’ fees) incurred by them as a result of suits brought against them in their capacity as a director or officer, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful; provided, that no indemnification may be made against expenses in respect of any claim, issue or matter as to which they shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, they are fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Any such indemnification pursuant to Section 145 may be made by the corporation only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct.

Our board of directors may provide similar indemnification to our officers, employees and agents as it deems appropriate and as authorized by Delaware law. We may purchase insurance on behalf of any director, officer, employee or agent against any expense incurred by such person in his or her capacity, and we currently maintain director and officer insurance. Additionally, we have entered into indemnification agreements with each of our directors and officers. The indemnification agreements provide, among other things, that we will advance reasonable litigation expenses on behalf of any director or officer for claims related to such person’s position with Genentech, provided that such person agrees to repay the amounts advanced if it shall ultimately be determined that he or she is not entitled to be indemnified. In addition, the indemnification agreements provide for procedures whereby the parties can seek, agree to, or contest indemnification.

Our certificate of incorporation also provides that Roche Holdings, Inc. and its affiliates, or collectively “Roche,” and the officers or directors of Roche, will not be liable to us or our stockholders for breach of any fiduciary duty if Roche pursues or acquires a potential corporate opportunity of ours or does not inform us of a potential corporate opportunity. If a director, officer or employee of Genentech who is also a director, officer or employee of Roche knows of a potential transaction or matter that may be a corporate opportunity both for Genentech and Roche, the director, officer or employee is entitled to offer the corporate opportunity to us or Roche as the director, officer or employee deems appropriate under the circumstances in his or her sole discretion, and no such director, officer or employee will be liable to us or our stockholders for breach of any fiduciary duty or duty of loyalty or failure to act in our best interests or the derivation of any improper personal benefit by reason of the fact that such director, officer or employee offered such corporate opportunity to Roche (rather than to us) or did not communicate information regarding such corporate opportunity to us, or Roche pursues or acquires such corporate opportunity for itself or directs such corporate opportunity to another person or does not communicate the corporate opportunity to us.

Neither Roche nor any officer or director thereof shall be liable to us or our stockholders for breach of any fiduciary duty or duty of loyalty or failure to act in (or not opposed to) our best interests or the derivation of any improper personal benefit by reason of the fact that Roche or an officer or director thereof in good faith takes any action or exercises any rights or gives or withholds any consent in connection with any agreement or contract between Roche and Genentech. No vote cast or other action taken by any person who is an officer, director or other representative of Roche, which vote is cast or action is taken by such person in his capacity as a director of Genentech, shall constitute an action of or the exercise of a right by or a consent of Roche for the purpose of any such agreement or contract.

Item 7: Exemption from Registration Claimed

Not applicable.

Item 8: Exhibits

Exhibit Number	Description
4	Form of Common Stock Certificate. (1)
5	Opinion of Stephen G. Juelsgaard, Esq.
10.1	Genentech, Inc. 1991 Employee Stock Plan, as amended on 4/20/06(2)
23.1	Consent of Independent Registered Public Accounting Firm
23.2	Consent of Stephen G. Juelsgaard, Esq. (included in Exhibit 5 to this Registration Statement)
24	Power of Attorney (included in the signature page)

(1)	Filed as an exhibit to Amendment No. 3 to our Registration Statement (No. 333-80601) on Form S-3 filed with the Commission on July 16, 1999, and incorporated by reference herein.
(2)	Filed as an exhibit to our Current Report on Form 8-K on April 25, 2006, and incorporated by reference herein.

Item 9: Undertakings

1.	The undersigned registrant hereby undertakes:

(a)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the issuer pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference herein.

(b)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2.
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South San Francisco, State of California, on May 5, 2006.

Genentech, Inc.

By:	/s/ Stephen G. Juelsgaard
Name: Tittle:	Stephen G. Juelsgaard Executive Vice President, General Counsel and Secretary

POWER OF ATTORNEY

Know All Persons By These Presents, that each person whose signature appears below constitutes and appoints Stephen G. Juelsgaard and Roy C. Hardiman, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Arthur D. Levinson	Principal Executive Officer and Chairman	May 5, 2006
Arthur D. Levinson

/s/ David A. Ebersman	Principal Financial Officer	May 5, 2006
David A. Ebersman

/s/ John M. Whiting	Principal Accounting Officer	May 5, 2006
John M. Whiting

/s/ Herbert W. Boyer	Director	May 5, 2006
Herbert W. Boyer

/s/ William M. Burns	Director	May 5, 2006
William M. Burns

/s/ Erich Hunziker	Director	May 5, 2006
Erich Hunziker

/s/ Jonathan K.C. Knowles	Director	May 5, 2006
Jonathan K.C. Knowles

/s/ Debra L. Reed	Director	May 5, 2006
Debra L. Reed

/s/ Charles A. Sanders	Director	May 5, 2006
Charles A. Sanders

EXHIBIT INDEX

Exhibit Number	Description
4	Form of Common Stock Certificate. (1)
5	Opinion of Stephen G. Juelsgaard, Esq.
10.1	Genentech, Inc. 1991 Employee Stock Plan, as amended on 4/20/06 (2)
23.1	Consent of Independent Registered Public Accounting Firm
23.2	Consent of Stephen G. Juelsgaard, Esq. (included in Exhibit 5 to this Registration Statement)
24	Power of Attorney (included in the signature page)

(1)	Filed as an exhibit to Amendment No. 3 to our Registration Statement (No. 333-80601) on Form S-3 filed with the Commission on July 16, 1999, and incorporated by reference herein.
(2)	Filed as an exhibit to our Current Report on Form 8-K on April 25, 2006, and incorporated by reference herein.